EXHIBIT 99.1
LGI Homes Reports First Quarter 2024 Results
THE WOODLANDS, Texas, April 30, 2024 (GLOBE NEWSWIRE) - LGI Homes, Inc. (NASDAQ: LGIH) today announced financial results for the three months ended March 31, 2024.
First Quarter 2024 Highlights
•Home sales revenues of $390.9 million
•Home closings of 1,083
•Average sales price per home closed of $360,897
•Gross margin as a percentage of home sales revenues of 23.4%
•Adjusted gross margin (non-GAAP) as a percentage of home sales revenues of 25.3%
•Net income before income taxes of $23.1 million
•Net income of $17.1 million, or $0.72 basic EPS and $0.72 diluted EPS
•Active selling communities at March 31, 2024 of 120
•Total owned and controlled lots of 70,145
•Ending backlog of 1,335 homes valued at $519.5 million
Please see “Non-GAAP Measures” for a reconciliation of Adjusted Gross Margin (a non-GAAP measure) to Gross Margin, the most directly comparable GAAP measure.
Balance Sheet Highlights
• 89,227 shares of common stock repurchased during the first quarter of 2024 for an aggregate amount of $10.0 million
•Total liquidity of $491.5 million at March 31, 2024, including cash and cash equivalents of $49.0 million and $442.5 million of availability under the Company’s revolving credit facility
•Net debt to capitalization of 41.6% at March 31, 2024
Management Comments
“Although closings were down during the first quarter, the positive lead and sales trends we experienced, along with our success at expanding community count and maintaining margins, give us confidence that demand remains healthy, supported by positive, long-term fundamentals including strong demographic trends and a limited supply of affordable homes,” said Eric Lipar, Chairman and Chief Executive Officer of LGI Homes.
“Demand improved materially each month during the quarter. The appointments and sales generated from those leads enabled us to end the quarter with 1,335 homes in backlog.
“Along with increasing demand and sales, another highlight was our success at managing costs and maintaining our margins. We delivered a gross margin of 23.4%, up 310 basis points compared to last year and in line with the fourth quarter of 2023, and our adjusted gross margin was 25.3%, up 320 basis points over last year and up 20 basis points sequentially.
“Finally, we ended the quarter with a record 120 active communities, an increase of 21.2% over the prior year. Our teams around the country are doing an outstanding job getting new communities online and actively selling, and in March, we opened 13 new communities that will be added to community count as they deliver closings.”
Mr. Lipar concluded, “I am pleased to report that the positive demand trends we experienced in the first quarter carried over into April. As a result, we have generated over 800 net sales in each of the last two months, representing an absorption pace of six homes, per community, per month. With this significant momentum in leads and sales, supported by our growing community count, well capitalized balance sheet, and inventory of move-in ready homes, we are well-positioned to deliver on all of the guidance expectations we set out for 2024.”
Full Year 2024 Outlook
Subject to the caveats in the Forward-Looking Statements section of this press release and the assumptions noted below, the Company is maintaining its prior guidance for the full year 2024. The Company continues to expect:
•Home closings between 7,000 and 8,000
•Active selling communities at the end of 2024 of approximately 150
•Average sales price per home closed between $350,000 and $360,000
•Gross margin as a percentage of home sales revenues between 23.1% and 24.1%
•Adjusted gross margin (non-GAAP) as a percentage of home sales revenues between 25.0% and 26.0% with capitalized interest accounting for substantially all of the difference between gross margin and adjusted gross margin
•SG&A as a percentage of home sales revenues between 12.5% and 13.5%
•Effective tax rate between 24.0% and 25.0%
This outlook assumes that general economic conditions, including input costs, materials, product and labor availability, interest rates and mortgage availability, in the remainder of 2024 are similar to those experienced to date in 2024 and that construction costs, availability of land and land development costs in the remainder of 2024 are consistent with the Company’s recent experience. In addition, this outlook assumes that governmental regulations relating to land development and home construction are similar to those currently in place.
Earnings Conference Call
The Company will host a conference call via live webcast for investors and other interested parties beginning at 12:30 p.m. Eastern Time on Tuesday, April 30, 2024 (the “Earnings Call”).
Participants may access the live webcast by visiting the Investor Relations section of the Company’s website at www.investor.lgihomes.com.
An archive of the Earnings Call will be available for replay on the Company’s website for one year from the date of the Earnings Call.
About LGI Homes, Inc.
Headquartered in The Woodlands, Texas, LGI Homes, Inc. is a pioneer in the homebuilding industry, successfully applying an innovative and systematic approach to the design, construction and sale of homes across 36 markets in 21 states. As one of America’s fastest growing companies, LGI Homes has closed over 70,000 homes since its founding in 2003 and has delivered profitable financial results every year. Nationally recognized for its quality construction and exceptional customer service, LGI Homes was named to Newsweek’s list of the World’s Most Trustworthy Companies. LGI Homes’ commitment to excellence extends to its more than 1,000 employees, earning the Company numerous workplace awards at the local, state and national level, including the Top Workplaces USA 2024 Award. For more information about LGI Homes and its unique operating model focused on making the dream of homeownership a reality for families across the nation, please visit the Company’s website at www.lgihomes.com.
Forward-Looking Statements
Any statements made in this press release or on the Earnings Call that are not statements of historical fact, including statements about the Company’s beliefs and expectations, are forward-looking statements within the meaning of the federal securities laws, and should be evaluated as such. Forward-looking statements include information concerning recent net sales experience, projected 2024 home closings, active selling communities, average sales price per home closed, gross margin as a percentage of home sales revenues, adjusted gross margin as a percentage of homes sales revenues, SG&A as a percentage of home sales revenues and effective tax rate, as well as market conditions and possible or assumed future results of operations, including descriptions of the Company’s business plan and strategies. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “will” or, in each case, their negative, or other variations or comparable terminology. For more information concerning factors that could cause actual results to differ materially from those contained in the forward-looking statements please refer to the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including the “Cautionary Statement about Forward-Looking Statements” subsection within the “Risk Factors” section, the “Risk Factors” and “Cautionary Statement about Forward-Looking Statements” sections in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 and subsequent filings by the Company with the Securities and Exchange Commission. The Company bases these forward-looking statements or projections on its current expectations, plans and assumptions that it has made in light of its experience in the industry, as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances and at such time. As you read and consider this press release or listen to the Earnings Call, you should understand that these statements are not guarantees of future performance or results. The forward-looking statements and projections are subject to and involve risks, uncertainties and assumptions and you should not place undue reliance on these forward-looking statements or projections. Although the Company believes that these forward-looking statements and projections are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect the Company’s actual results to differ materially from those expressed in the forward-looking statements and projections. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. If the Company does update one or more forward-looking statements, there should be no inference that it will make additional updates with respect to those or other forward-looking statements.

LGI HOMES, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except share data)

	March 31,	December 31,
	2024	2023
ASSETS
Cash and cash equivalents	$48,996	$48,978
Accounts receivable	27,151	41,319
Real estate inventory	3,229,100	3,107,648
Pre-acquisition costs and deposits	31,764	30,354
Property and equipment, net	49,775	45,522
Other assets	116,813	113,849
Deferred tax assets, net	7,269	8,163
Goodwill	12,018	12,018
Total assets	$3,522,886	$3,407,851

LIABILITIES AND EQUITY
Accounts payable	$46,156	$31,616
Accrued expenses and other liabilities	224,307	271,872
Notes payable	1,383,220	1,248,332
Total liabilities	1,653,683	1,551,820

COMMITMENTS AND CONTINGENCIES
EQUITY
Common stock, par value $0.01, 250,000,000 shares authorized, 27,596,140 shares issued and 23,567,441 shares outstanding as of March 31, 2024 and 27,521,120 shares issued and 23,581,648 shares outstanding as of December 31, 2023	276	275
Additional paid-in capital	327,182	321,062
Retained earnings	1,906,769	1,889,716
Treasury stock, at cost, 4,028,699 shares as of March 31, 2024 and 3,939,472 shares as of December 31, 2023	(365,024)	(355,022)
Total equity	1,869,203	1,856,031
Total liabilities and equity	$3,522,886	$3,407,851

LGI HOMES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended March 31,
	2024	2023
Home sales revenues	$390,851	$487,357

Cost of sales	299,450	388,541
Selling expenses	41,128	42,805
General and administrative	31,540	29,960
Operating income	18,733	26,051
Other income, net	(4,361)	(6,297)
Net income before income taxes	23,094	32,348
Income tax provision	6,041	5,386
Net income	$17,053	$26,962
Earnings per share:
Basic	$0.72	$1.15
Diluted	$0.72	$1.14

Weighted average shares outstanding:
Basic	23,578,576	23,381,294
Diluted	23,675,353	23,629,779

Non-GAAP Measures
In addition to the results reported in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company has provided information in this press release relating to adjusted gross margin.
Adjusted Gross Margin
Adjusted gross margin is a non-GAAP financial measure used by management as a supplemental measure in evaluating operating performance. The Company defines adjusted gross margin as gross margin less capitalized interest and adjustments resulting from the application of purchase accounting included in the cost of sales. Management believes this information is useful because it isolates the impact that capitalized interest and purchase accounting adjustments have on gross margin. However, because adjusted gross margin information excludes capitalized interest and purchase accounting adjustments, which have real economic effects and could impact results, the utility of adjusted gross margin information as a measure of the Company’s operating performance may be limited. In addition, other companies may not calculate adjusted gross margin information in the same manner that the Company does. Accordingly, adjusted gross margin information should be considered only as a supplement to gross margin information as a measure of the Company’s performance.
The following table reconciles adjusted gross margin to gross margin, which is the GAAP financial measure that management believes to be most directly comparable (dollars in thousands, unaudited):

	Three Months Ended March 31,
	2024	2023
Home sales revenues	$390,851	$487,357
Cost of sales	299,450	388,541
Gross margin	91,401	98,816
Capitalized interest charged to cost of sales	6,601	6,757
Purchase accounting adjustments (1)	803	2,036
Adjusted gross margin	$98,805	$107,609
Gross margin % (2)	23.4%	20.3%
Adjusted gross margin % (2)	25.3%	22.1%
(1)Adjustments result from the application of purchase accounting for acquisitions and represent the amount of the fair value step-up adjustments included in cost of sales for real estate inventory sold after the acquisition dates.
(2)Calculated as a percentage of home sales revenues.
Home Sales Revenues, Home Closings, Average Sales Price Per Home Closed (ASP), Average Community Count, Average Monthly Absorption Rate and Closing Community Count by Reportable Segment
(Revenues in thousands, unaudited)

	Three Months Ended March 31, 2024					As of March 31, 2024
Reportable Segment	Revenues	Home Closings	ASP	Average Community Count	Average Monthly Absorption Rate	Community Count at End of Period
Central	$103,736	319	$325,191	41.7	2.5	43
Southeast	116,445	355	328,014	26.7	4.4	27
Northwest	36,067	62	581,726	12.0	1.7	14
West	73,079	179	408,263	17.0	3.5	17
Florida	61,524	168	366,214	19.3	2.9	19
Total	$390,851	1,083	$360,897	116.7	3.1	120

	Three Months Ended March 31, 2023					As of March 31, 2023
Reportable Segment	Revenues	Home Closings	ASP	Average Community Count	Average Monthly Absorption Rate	Community Count at End of Period
Central	$150,380	453	$331,965	35.0	4.3	35
Southeast	104,376	316	330,304	24.0	4.4	24
Northwest	74,815	159	470,535	9.3	5.7	10
West	78,886	209	377,445	13.4	5.2	14
Florida	78,900	229	344,541	16.0	4.8	16
Total	$487,357	1,366	$356,777	97.7	4.7	99

Owned and Controlled Lots
The table below shows (i) home closings by reportable segment for the three months ended March 31, 2024 and (ii) the Company’s owned or controlled lots by reportable segment as of March 31, 2024.

	Three Months Ended March 31, 2024	As of March 31, 2024
Reportable Segment	Home Closings	Owned (1)	Controlled	Total
Central	319	20,840	2,279	23,119
Southeast	355	14,191	4,720	18,911
Northwest	62	5,500	2,141	7,641
West	179	9,068	3,031	12,099
Florida	168	5,164	3,211	8,375
Total	1,083	54,763	15,382	70,145
(1)Of the 54,763 owned lots as of March 31, 2024, 39,601 were raw/under development lots and 15,162 were finished lots. Finished lots included 2,154 completed homes, including information centers, and 2,000 homes in progress.
Backlog Data
As of the dates set forth below, the Company’s net orders, cancellation rate and ending backlog homes and value were as follows (dollars in thousands, unaudited):

Backlog Data	Three Months Ended March 31,
	2024 (4)	2023 (5)
Net orders (1)	1,828	2,219
Cancellation rate (2)	16.8%	15.9%
Ending backlog – homes (3)	1,335	1,555
Ending backlog – value (3)	$519,507	$561,422
(1)Net orders are new (gross) orders for the purchase of homes during the period, less cancellations of existing purchase contracts during the period.
(2)Cancellation rate for a period is the total number of purchase contracts cancelled during the period divided by the total new (gross) orders for the purchase of homes during the period.
(3)Ending backlog consists of retail homes at the end of the period that are under a purchase contract that has been signed by homebuyers who have met preliminary financing criteria but have not yet closed and wholesale contracts with varying terms. Ending backlog is valued at the contract amount.
(4)As of March 31, 2024, the Company had 178 units related to bulk sales agreements associated with its wholesale business.

(5)As of March 31, 2023, the Company had 130 units related to bulk sales agreements associated with its wholesale business.

CONTACT:     Joshua D. Fattor
Executive Vice President of Investor Relations and Capital Markets
(281) 210-2586
investorrelations@lgihomes.com